Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES SECOND QUARTER 2024 RESULTS
NEW YORK, July 31, 2024 - MetLife, Inc. (NYSE: MET) today announced its second quarter 2024 results.
Second Quarter Results Summary
•Net income of $912 million, or $1.28 per share, compared to net income of $370 million, or $0.48 per share, in the second quarter of 2023.
•Adjusted earnings of $1.6 billion, or $2.28 per share, compared to adjusted earnings of $1.5 billion, or $1.94 per share, in the second quarter of 2023.
•Book value of $33.30 per share, down 5 percent from $34.92 per share at June 30, 2023.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $53.12 per share, down 1 percent from $53.55 per share at June 30, 2023.
•Return on equity (ROE) of 15.2 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 17.3 percent.
•Holding company cash and liquid assets of $4.4 billion at June 30, 2024, which is above the target cash buffer of $3.0 - $4.0 billion.

“The excellent second quarter results reflect MetLife's building business momentum, led by our flagship Group Benefits franchise and continuing across our set of market-leading businesses,” said MetLife President and CEO Michel Khalaf. “Our diversification and ability to generate free cash flow benefits MetLife shareholders and other stakeholders, positioning us to continue to drive sustained long-term value.”

Second Quarter 2024 Summary

($ in millions, except per share data)	Three Months Ended June 30,
	2024	2023	Change
Premiums, fees and other revenues	$13,547	$13,587
Net investment income	5,205	5,072	3%
Net investment gains (losses)	(421)	(1,039)
Net derivative gains (losses)	(508)	(997)
Total revenues	$17,823	$16,623

Adjusted premiums, fees and other revenues	$13,523	$13,594	(1)%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,771	$11,570	2%

Market risk benefit remeasurement gains (losses)	$182	$817

Net income (loss)	$912	$370	146%
Net income (loss) per share	$1.28	$0.48	167%

Adjusted earnings	$1,628	$1,492	9%
Adjusted earnings per share	$2.28	$1.94	18%
Adjusted earnings, excluding total notable items	$1,628	$1,492	9%
Adjusted earnings, excluding total notable items per share	$2.28	$1.94	18%

Book value per share	$33.30	$34.92	(5)%
Book value per share, excluding AOCI other than FCTA	$53.12	$53.55	(1)%

Expense ratio	17.9%	17.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9%	12.2%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.6%	20.6%

ROE	15.2%	5.4%
Adjusted ROE, excluding AOCI other than FCTA	17.3%	14.6%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	17.3%	14.6%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the second quarter of 2024, titled “2Q24 Supplemental Slides” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "2Q24 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website.

Total Company Discussion
MetLife reported second quarter 2024 premiums, fees and other revenues of $13.5 billion, essentially flat compared to the second quarter of 2023. Adjusted premiums, fees and other revenues were $13.5 billion, down 1 percent on a reported basis and up 1 percent on a constant currency basis from the prior-year period.
Net investment income and adjusted net investment income were $5.2 billion, up 3 percent and up 2 percent, respectively, from the second quarter of 2023, driven by higher interest rates and higher variable investment income.
Net investment losses were $421 million, or $333 million after tax during the quarter, primarily driven by normal trading activity in the portfolio. Net derivative losses amounted to $508 million, or $401 million after tax during the quarter, largely driven by the U.S. dollar strengthening and an increase in long-term interest rates.
Net income was $912 million, compared to net income of $370 million in the second quarter of 2023. The increase in net income was primarily driven by higher adjusted earnings in the current-year period and the impact of net losses in the prior-year period that were associated with certain required accounting adjustments from the reinsurance transaction announced in May 2023. On a per-share basis, net income was $1.28, compared to net income of $0.48 in the prior-year period.
MetLife reported adjusted earnings of $1.6 billion, up 9 percent on a reported basis, and up 11 percent on a constant currency basis, from the second quarter of 2023. On a per-share basis, adjusted earnings were $2.28, up 18 percent from the prior-year period.

Adjusted Earnings by Segment Summary

	Three Months Ended June 30, 2024
Segment	Change from prior-year period (on a reported basis)	Change from prior-year period (on a constant currency basis)
Group Benefits	43%
Retirement and Income Solutions (RIS)	(2)%
Asia	4%	8%
Latin America	3%	8%
Europe, the Middle East and Africa (EMEA)	10%	20%
MetLife Holdings	(27)%

Business Discussions
All comparisons of the results for the second quarter of 2024 in the business discussions that follow are with the second quarter of 2023, unless otherwise noted. There were no notable items in the second quarter of 2024, as indicated in the notable items table which follows the Business Discussions section of this release.

GROUP BENEFITS

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$533	$372	43%
Adjusted premiums, fees and other revenues	$6,210	$6,013	3%
Notable item(s)	$0	$0

•Adjusted earnings were $533 million, up 43 percent, primarily driven by favorable underwriting, particularly in life.
•Adjusted premiums, fees and other revenues were $6.2 billion, up 3 percent, primarily driven by solid underlying growth across most products, including voluntary, partially offset by higher premiums in the prior-year period related to participating life contracts. Premiums, fees and other revenues from participating life contracts can fluctuate with claims experience.
•Sales were up 11 percent year-to-date, primarily driven by strong growth in core and voluntary products.

RIS

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$410	$417	(2)%
Adjusted premiums, fees and other revenues	$2,582	$2,823	(9)%
Adjusted premiums, fees and other revenues, excluding PRT	$830	$799	4%
Notable item(s)	$0	$0

•Adjusted earnings were $410 million, down 2 percent, with lower recurring interest margins partially offset by higher variable investment income and strong volume growth.
•Adjusted premiums, fees and other revenues were $2.6 billion, compared to $2.8 billion in the prior-year period.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $830 million, up 4 percent, driven by higher institutional annuity sales and growth in UK longevity reinsurance.
•Sales were up 62 percent year-to-date, driven by UK longevity reinsurance and sales associated with $3.5 billion in pension risk transfer deals.

ASIA

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$449	$431	4%
Adjusted earnings (constant currency)	$449	$417	8%
Adjusted premiums, fees and other revenues	$1,668	$1,727	(3)%
Notable item(s)	$0	$0
Asia general account assets under management (at amortized cost)	$126,997	$125,266	1%

•Adjusted earnings were $449 million, up 4 percent on a reported basis, and up 8 percent on a constant currency basis, driven by favorable underwriting and higher variable investment income.
•Adjusted premiums, fees and other revenues were $1.7 billion, down 3 percent on a reported basis, and up 5 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $127.0 billion, up 5 percent on a constant currency basis.
•Sales were $630 million, up 4 percent on a constant currency basis. Growth across most of the region was partially offset by a decline in Japan relative to strong sales in the prior-year period.

LATIN AMERICA

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$226	$219	3%
Adjusted earnings (constant currency)	$226	$209	8%
Adjusted premiums, fees and other revenues	$1,506	$1,385	9%
Notable item(s)	$0	$0

•Adjusted earnings were $226 million, up 3 percent on a reported basis, and up 8 percent on a constant currency basis, driven by strong volume growth and favorable underwriting, partially offset by lower Chilean encaje returns.
•Adjusted premiums, fees and other revenues were $1.5 billion, up 9 percent on a reported basis, and up 12 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $395 million, up 22 percent from the prior-year period on a constant currency basis, with all key markets contributing across the region.

EMEA

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$77	$70	10%
Adjusted earnings (constant currency)	$77	$64	20%
Adjusted premiums, fees and other revenues	$621	$582	7%
Notable item(s)	$0	$0

•Adjusted earnings were $77 million, up 10 percent on a reported basis and up 20 percent on a constant currency basis, driven by volume growth and higher recurring interest margins, partially offset by less favorable expense margins.
•Adjusted premiums, fees and other revenues were $621 million, up 7 percent on a reported basis and up 12 percent on a constant currency basis due to strong sales across the region.
•Sales were $278 million, up 31 percent on a constant currency basis, with strong growth in Turkey, the Gulf and UK.

METLIFE HOLDINGS

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$153	$211	(27)%
Adjusted premiums, fees and other revenues	$823	$938	(12)%
Notable item(s)	$0	$0

•Adjusted earnings were $153 million, down 27 percent, primarily as a result of the reinsurance transaction completed in 2023.
•Adjusted premiums, fees and other revenues were $823 million, down 12 percent.

CORPORATE & OTHER

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted earnings	$(220)	$(228)
Notable item(s)	$0	$0

•Adjusted loss of $220 million, compared to an adjusted loss of $228 million in the prior-year period.

INVESTMENTS

($ in millions)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Change
Adjusted net investment income	$5,160	$5,040	2%

•Adjusted net investment income was $5.2 billion, up 2 percent. Recurring investment income was $4.9 billion, compared with $4.8 billion in the prior-year period, driven by higher interest rates. Variable investment income was $298 million, compared to variable investment income of $221 million in the prior-year period, driven by higher private equity returns.

SECOND QUARTER 2024 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended June 30, 2024
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0

###

Contacts:     For Media:     Dave Franecki (973) 264-7465, Dave.Franecki@metlife.com
For Investors:      John Hall (212) 578-7888, John.A.Hall@metlife.com

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2024 earnings conference call on Thursday, August 1, 2024, from 9-10 a.m. (ET). The conference call will be available live via the internet. To listen to the conference call via the internet, click the following link to register (https://registrations.events/direct/Q4I79508686).

The conference call will be available for replay via telephone and the internet beginning at 11:00 a.m. (ET) on Thursday, August 1, 2024 until Thursday, August 8, 2024 at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-770-2030 (U.S.) or 647-362-9199 (outside the U.S.). The Conference ID for the replay is 79508. To access the replay of the conference call via the internet, visit the MetLife Investor Relations webpage (https://investor.metlife.com).

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and
(viii)	adjusted return on equity, excluding AOCI other than FCTA.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;
(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;

(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	investment portfolio gains (losses);	(xiv)	net investment gains (losses);
(xv)	derivative gains (losses);	(xv)	net derivative gains (losses);
(xvi)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;
(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xx)	adjusted other expenses;	(xx)	other expenses;
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxi)	other expenses, net of capitalization of DAC;
(xxii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxii)	other expenses, net of capitalization of DAC;
(xxiii)	adjusted expense ratio;	(xxiii)	expense ratio;
(xxiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxiv)	expense ratio;
(xxv)	direct expenses;	(xxv)	other expenses;
(xxvi)	direct expenses, excluding total notable items related to direct expenses;	(xxvi)	other expenses;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.
Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”).
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.

MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").
•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs").
•Other revenues include fee revenue on synthetic guaranteed interest contracts ("GICs") accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.

Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new UK longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.
Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:
(1)economic condition difficulties, including risks relating to interest rates, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers' credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;
(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;
(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;
(29)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;

(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(In millions)

	For the Three Months Ended
	June 30,
	2024	2023
Revenues
Premiums	$11,628	$11,678
Universal life and investment-type product policy fees	1,281	1,288
Net investment income	5,205	5,072
Other revenues	638	621
Net investment gains (losses)	(421)	(1,039)
Net derivative gains (losses)	(508)	(997)
Total revenues	17,823	16,623

Expenses
Policyholder benefits and claims	11,485	11,809
Policyholder liability remeasurement (gains) losses	(10)	(16)
Market risk benefit remeasurement (gains) losses	(182)	(817)
Interest credited to policyholder account balances	2,000	1,933
Policyholder dividends	148	151
Amortization of DAC and VOBA	499	479
Amortization of negative VOBA	(6)	(6)
Interest expense on debt	257	256
Other expenses, net of capitalization of DAC	2,430	2,404
Total expenses	16,621	16,193

Income (loss) before provision for income tax	1,202	430
Provision for income tax expense (benefit)	249	22
Net income (loss)	953	408
Less: Net income (loss) attributable to noncontrolling interests	7	6
Net income (loss) attributable to MetLife, Inc.	946	402
Less: Preferred stock dividends	34	32
Net income (loss) available to MetLife, Inc.'s common shareholders	$912	$370

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2024		2023
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$912	$1.28	$370	$0.48

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(421)	(0.59)	(1,039)	(1.35)
Net derivative gains (losses)	(508)	(0.71)	(997)	(1.30)
Market risk benefit remeasurement gains (losses)	182	0.25	817	1.06
Premiums	—	—	—	—
Universal life and investment-type product policy fees	—	—	—	—
Net investment income	45	0.06	32	0.04
Other revenues	24	0.03	(7)	(0.01)
Policyholder benefits and claims and policyholder dividends	(73)	(0.10)	(30)	(0.03)
Policyholder liability remeasurement (gains) losses	—	—	—	—
Interest credited to policyholder account balances	(219)	(0.30)	(291)	(0.37)
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	—	—	—	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(9)	(0.01)	(20)	(0.03)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	270	0.38	419	0.54
Add: Net income (loss) attributable to noncontrolling interests	7	0.01	6	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,628	2.28	1,492	1.94
Less: Total notable items (2)	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,628	$2.28	$1,492	$1.94

Adjusted earnings available to common shareholders on a constant currency basis	$1,628	$2.28	$1,462	$1.90
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,628	$2.28	$1,462	$1.90

Weighted average common shares outstanding - diluted		714.7		769.6

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended
	June 30,
	2024	2023
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$13,547	$13,587
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	35	—
Other adjustments	(11)	(7)
Divested businesses	—	—
Adjusted premiums, fees and other revenues	$13,523	$13,594

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,523	$13,384
Less: PRT	1,752	2,024
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,771	$11,360

Net Investment Income
Net investment income	$5,205	$5,072
Less: Adjustments to net investment income
Investment hedge adjustments	(172)	(263)
Unit-linked contract income	219	296
Other adjustments	(2)	(1)
Divested businesses	—	—
Adjusted net investment income	$5,160	$5,040

Revenues and Expenses
Total revenues	$17,823	$16,623
Less: Adjustments to total revenues:
Net investment gains (losses)	(421)	(1,039)
Net derivative gains (losses)	(508)	(997)
Investment hedge adjustments	(172)	(263)
Asymmetrical and non-economic accounting	35	—
Unit-linked contract income	219	296
Other adjustments	(13)	(8)
Divested businesses	—	—
Total adjusted revenues	$18,683	$18,634

Total expenses	$16,621	$16,193
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(182)	(817)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	166	64
Market volatility	(88)	(44)
Unit-linked contract costs	214	301
Other adjustments	5	11
Divested businesses	4	9
Total adjusted expenses	$16,502	$16,669

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
	2024	2023
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(683)	$(729)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(683)	$(729)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,113	$3,133
Less: Other adjustments	5	11
Less: Divested businesses	4	9
Adjusted other expenses	$3,104	$3,113

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,430	$2,404

Premiums, fees and other revenues	$13,547	$13,587

Expense ratio	17.9%	17.7%

Direct expenses	$1,397	$1,415
Less: Total notable items related to direct expenses (2)	—	—
Direct expenses, excluding total notable items related to direct expenses (2)	$1,397	$1,415

Adjusted other expenses	$3,104	$3,113
Adjusted capitalization of DAC	(683)	(729)
Adjusted other expenses, net of adjusted capitalization of DAC	2,421	2,384
Less: Total notable items related to adjusted other expenses (2)	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses (2)	$2,421	$2,384

Adjusted premiums, fees and other revenues	$13,523	$13,594
Less: PRT	1,752	2,024
Adjusted premiums, fees and other revenues, excluding PRT	$11,771	$11,570

Direct expense ratio	10.3%	10.4%
Direct expense ratio, excluding total notable items related to direct expenses and PRT (2)	11.9%	12.2%
Adjusted expense ratio	17.9%	17.5%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT (2)	20.6%	20.6%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	June 30,
Equity Details	2024	2023
Total MetLife, Inc.'s stockholders' equity	$27,252	$30,261
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	23,434	26,443
Less: Net unrealized investment gains (losses), net of income tax	(19,088)	(16,800)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	6,606	3,919
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(73)	108
Defined benefit plans adjustment, net of income tax	(1,396)	(1,331)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	37,385	40,547
Less: Accumulated year-to-date total notable items (2)	—	—
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$37,385	$40,547

	June 30,
Book Value (3)	2024	2023
Book value per common share	$33.30	$34.92
Less: Net unrealized investment gains (losses), net of income tax	(27.12)	(22.19)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	9.38	5.18
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.10)	0.14
Defined benefit plans adjustment, net of income tax	(1.98)	(1.76)
Book value per common share, excluding AOCI other than FCTA	$53.12	$53.55

Common shares outstanding, end of period (4)	703.8	757.2

	For the Three Months Ended
	June 30, (5)
Return on Equity	2024	2023
Return on MetLife, Inc.'s:
Common stockholders' equity	15.2%	5.4%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	27.0%	21.8%
Common stockholders' equity, excluding AOCI other than FCTA	17.3%	14.6%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	17.3%	14.6%

	For the Three Months Ended
	June 30,
Average Common Stockholders' Equity	2024	2023
Average common stockholders' equity	$24,076	$27,410
Average common stockholders' equity, excluding AOCI other than FCTA	$37,704	$40,976
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	$37,704	$40,976

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended
	June 30,
	2024	2023

Group Benefits (6):

Adjusted earnings available to common shareholders	$533	$372
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$533	$372

Adjusted premiums, fees and other revenues	$6,210	$6,013

Retirement & Income Solutions (6):

Adjusted earnings available to common shareholders	$410	$417
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$410	$417

Adjusted premiums, fees and other revenues	$2,582	$2,823
Less: PRT	1,752	2,024
Adjusted premiums, fees and other revenues, excluding PRT	$830	$799

Asia:

Adjusted earnings available to common shareholders	$449	$431
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$449	$431

Adjusted earnings available to common shareholders on a constant currency basis	$449	$417
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$449	$417

Adjusted premiums, fees and other revenues	$1,668	$1,727
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,668	$1,591

Latin America:

Adjusted earnings available to common shareholders	$226	$219
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$226	$219

Adjusted earnings available to common shareholders on a constant currency basis	$226	$209
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$226	$209

Adjusted premiums, fees and other revenues	$1,506	$1,385
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,506	$1,339

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended
	June 30,
	2024	2023

EMEA:

Adjusted earnings available to common shareholders	$77	$70
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$77	$70

Adjusted earnings available to common shareholders on a constant currency basis	$77	$64
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$77	$64

Adjusted premiums, fees and other revenues	$621	$582
Adjusted premiums, fees and other revenues, on a constant currency basis	$621	$554

MetLife Holdings (6):

Adjusted earnings available to common shareholders	$153	$211
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$153	$211

Adjusted premiums, fees and other revenues	$823	$938

Corporate & Other (6):

Adjusted earnings available to common shareholders	$(220)	$(228)
Less: Total notable items (2)	—	—
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(220)	$(228)

Adjusted premiums, fees and other revenues	$113	$126

See footnotes on last page.

MetLife, Inc.

	For the Three Months Ended
	June 30,
	2024	2023
Variable investment income (post-tax, in millions) (7)
Group Benefits	$3	$4
RIS	64	29
Asia	99	84
Latin America	2	4
EMEA	—	—
MetLife Holdings	46	41
Corporate & Other	21	13
Total variable investment income	$235	$175

See footnotes on last page.

MetLife, Inc.

June 30, 2024
Cash & Capital (8), (9) (in billions)
Holding Companies Cash & Liquid Assets	$4.4

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Book values exclude $3,818 million of equity related to preferred stock at both June 30, 2024 and 2023.

(4)	There were share repurchases of approximately $0.9 billion for the three months June 30, 2024. There were share repurchases of approximately $270 million in July 2024.

(5)	Annualized using quarter-to-date results.

(6)	Results on a constant currency basis are not included as constant currency impact is not significant.

(7)	Assumes a 21% tax rate.

(8)
The total U.S. statutory adjusted capital is expected to be approximately $18.0 billion at June 30, 2024, down 2% from March 31, 2024. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(9)	The expected Japan solvency margin ratio as of June 30, 2024 is approximately 670%.